Exhibit 3.3

Correction to Articles of Amendment to Articles of Incorporation of EGPI Firecreek, Inc.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C17199-1995
Document Number:
00000188879-71

Date Filed:
5/12/2005 3:00:55 PM
In the office of

Dean Heller
Secretary of State

Certificate of Correction
(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
   EGPI FIRECREEK, INC.

2. Description of the original document for which correction is being made:
   Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: 4 / 28 / 2005

4. Description of the inaccuracy or defect.
   Certificate of Amendment cover page - item 3. stated "the votes in favor of the Amendment is 60.23%."
   Page 5 of EXHIBIT A second paragraph stated "the Board of Directors meeting was held on the 15th of February, 2005."

5. Correction of the inaccuracy or defect.
   The number of votes that favored the Amendment is 57.93%.
   The date of Board of Directors meeting was held on 27th of April, 2005.

6. Signature:

Authorized Signature — Title * Secretary — Date 5/12/2005

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C17199-1995
Document Number
20050153575-93

Date Filed:
4/28/2005 11:00:23 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: EGPI FIRECREEK, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article III is hereby amended to read:

is 980,000,000 shares at .001 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.23%.

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Chairman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
EGPI FIRECREEK, INC.,
formerly known as (f/k/a) ENERGY PRODUCERS, INC.

Pursuant to NRS 78.385 and 78.390 **EGPI FIRECREEK, INC.** (the Corporation") adopts the following Certificate of Amendment to its Articles of Incorporation:

I, the undersigned Secretary of EGPI Firecreek, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 27th day of April, 2005 adopted a resolution to amend the original Articles of Incorporation as follows:

Article III of the Articles of Incorporation shall be amended in its entirety to read as follows:

ARTICLE III:

"The maximum number of shares of capital stock that the Corporation is authorized to issue and have outstanding is Nine Hundred and Eighty Million (980,000,000) shares, of which Nine Hundred Million (900,000,000) shall be $.001 par value Common Stock, Twenty Million (20,000,000) shares shall be $.001 par value Non-Voting Common Stock, and Sixty Million (60,000,000) shares shall be $.001 par value Preferred Stock."

The following is a statement of the designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, with respect to the capital stock of the Corporation:

1. Common Stock. Except as otherwise required by law, the holders of Common Stock shall be entitled to one vote per share on all matters upon which holders of shares of Common Stock shall be entitled to vote.

2. Non-Voting Common Stock. Except as otherwise required by law, the holders of Non-Voting Common Stock shall have no voting rights. The rights, preferences and voting powers, with restrictions and qualifications of such Preferred Stock are as follows:

   (A) NON-VOTING COMMON STOCK.

      (i) DESIGNATION. The shares of Non-Voting Common Stock shall have a par value of one tenth of one cent ($0.001) per share and shall be designated as "Non-Voting Common Stock." The number of shares constituting Non-Voting Common Stock shall be twenty